                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-11(c) or 240.14a-12

                                    THE SINGAPORE FUND, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     (5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     (3) Filing Party:
        ------------------------------------------------------------------------
     (4) Date Filed:
        ------------------------------------------------------------------------

                            THE SINGAPORE FUND, INC.
                       C/O DAIWA SECURITIES TRUST COMPANY
                              ONE EVERTRUST PLAZA
                         JERSEY CITY, NEW JERSEY 07302
                                 (800) 426-5523

                                                                 August   , 1999

Dear Stockholders:

    The Annual Meeting of Stockholders of The Singapore Fund, Inc. (the "Fund") will be held at 9:30 A.M., New York time, on Thursday, September 16, 1999 at the offices of Daiwa Securities America Inc., Financial Square, 32 Old Slip, 14th Floor, New York, New York 10005. A Notice and Proxy Statement regarding the meeting, a proxy card for your vote at the meeting, and a postage prepaid envelope in which to return your proxy are enclosed.

    At the Annual Meeting, the stockholders will (i) elect one Class III director and two Class II directors; (ii) consider the ratification of the selection of PricewaterhouseCoopers LLP as independent accountants; and (iii) consider the approval of an International Investment Advisory Agreement between the Fund and Daiwa SB Investments (Singapore) Ltd. In addition, the stockholders who will be present at the Annual Meeting will hear an investment report on the Fund and will have an opportunity to discuss matters of interest to them.

    If you will not be able to attend the Annual Meeting in person, please take the time now to review the enclosed materials and vote your shares by proxy. YOUR VOTE IS IMPORTANT.

    The Board recommends that the stockholders vote in favor of each of the foregoing matters.

                                          Respectfully,

                                          /s/ Masayasu Ohi
                                          Masayasu Ohi
                                          CHAIRMAN OF THE BOARD

STOCKHOLDERS ARE STRONGLY URGED TO PROMPTLY SIGN AND MAIL THE ACCOMPANYING PROXY IN THE ENCLOSED RETURN ENVELOPE TO ENSURE A QUORUM AT THE MEETING.
                            YOUR VOTE IS IMPORTANT.

                            THE SINGAPORE FUND, INC.
                                   ----------

                  NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 16, 1999
                            ------------------------

To the Stockholders of
The Singapore Fund, Inc.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The Singapore Fund, Inc. (the "Fund") will be held at the offices of Daiwa Securities America Inc., Financial Square, 32 Old Slip, 14th Floor, New York, New York 10005, on Thursday, September 16, 1999, at 9:30 A.M., New York time, for the following purposes:

    1. To elect two Class II directors to serve for a term expiring on the date on which the Annual Meeting of Stockholders is held in the year 2002 and one Class III director to serve for a term expiring on the date on which the Annual Meeting of Stockholders is held in the year 2000.

    2. To ratify or reject the selection of PricewaterhouseCoopers LLP as independent accountants of the Fund for its fiscal year ending October 31, 1999.

    3. To approve or reject a new International Investment Advisory Agreement between the Fund and Daiwa SB Investments (Singapore) Ltd., as investment adviser of the Fund.

    4. To transact such other business as may properly come before the meeting or any adjournments thereof.

    The Board of Directors has fixed the close of business on July 16, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournments thereof.

    You are cordially invited to attend the meeting. Stockholders who do not expect to attend the meeting in person are requested to complete, date and sign the enclosed form of proxy and return it promptly in the envelope provided for that purpose. You may nevertheless vote in person at the meeting if you choose to attend. Your vote is important. The enclosed proxy is being solicited by the Board of Directors of the Fund.

                                          By order of the Board of Directors,

                                          Daniel F. Barry
                                          SECRETARY

August   , 1999

                            THE SINGAPORE FUND, INC.
                                   ----------

                                PROXY STATEMENT
                            ------------------------

                                  INTRODUCTION

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of THE SINGAPORE FUND, INC. (the "Fund") for use at the Annual Meeting of Stockholders, to be held at the offices of Daiwa Securities America Inc., Financial Square, 32 Old Slip, 14th Floor, New York, New York 10005, on Thursday, September 16, 1999, at 9:30 A.M., New York time, and at any adjournments thereof.

    This Proxy Statement and the form of proxy are being mailed to stockholders
on or about August [      ], 1999. Any stockholder giving a proxy in advance of
the Annual Meeting has the power to revoke it by mail (addressed to the Secretary, The Singapore Fund, Inc., c/o Daiwa Securities Trust Company, One Evertrust Plaza, 9th Floor, Jersey City, New Jersey 07302) or in person at the meeting, by executing a superseding proxy or by submitting a notice of revocation to the Fund. All properly executed proxies received in time for the meeting will be voted as specified in the proxy or, if no specification is made, for each proposal referred to in this Proxy Statement. Abstentions and broker non-votes are each included in the determination of the number of shares present at the meeting.

    THE FUND WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT FOR ITS FISCAL YEAR ENDED OCTOBER 31, 1998 TO ANY STOCKHOLDER REQUESTING SUCH REPORT. REQUESTS FOR THE ANNUAL REPORT SHOULD BE MADE BY WRITING TO THE SINGAPORE FUND, INC., C/O DAIWA SECURITIES TRUST COMPANY, ONE EVERTRUST PLAZA, 9TH FLOOR, JERSEY CITY, NEW JERSEY 07302, ATTENTION: SHAREHOLDER RELATIONS, OR BY CALLING (800) 426-5523 OR (781) 575-2000.

    The Board of Directors has fixed the close of business on July 16, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournments thereof. Stockholders on the record date will be entitled to one vote for each share held, with no shares having cumulative voting rights. As of the record date, the Fund had outstanding 9,200,840 shares of common stock. To the knowledge of the Fund's management, no person owned beneficially more than 5% of the Fund's outstanding shares as of July 16, 1999.

    Management of the Fund knows of no business other than that mentioned in Items 1 through 3 of the Notice of Meeting which will be presented for consideration at the meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

    THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF EACH OF THE MATTERS MENTIONED IN ITEMS 1 THROUGH 3 OF THE NOTICE OF MEETING.

                           (1)  ELECTION OF DIRECTORS

    Persons named in the accompanying form of proxy intend in the absence of contrary instructions to vote all proxies for the election of the three nominees listed below as directors of the Fund:

          CLASS II                     CLASS III
----------------------------  ----------------------------
      Alfred C. Morley                Masayasu Ohi
    Ronnie Teo Heng Hock

to serve for a term expiring on the date upon which the Annual Meeting of Stockholders is held as follows: Class II in the year 2002 and Class III in the year 2000, or until their successors are elected and qualified. If any such nominee should be unable to serve, an event that is not now anticipated, the proxies will be voted for such person, if any, as shall be designated by the Board of Directors to replace such nominee. The election of each director will require the affirmative vote of a majority of the votes cast at the meeting. For this purpose, abstentions and broker non-votes will not be counted as votes cast at the meeting.

    At its September 3, 1998 meeting, the Board of Directors unanimously elected Mr. Masayasu Ohi to fill the vacancy created by the resignation of Mr. Shuichi Komori, whose resignation was effective as of September 1998. Mr. Komori had served as a Class III director, and Mr. Ohi is therefore standing for election as a Class III, director. Although the term of the Fund's Class III directors does not expire until the date on which the Annual Meeting of Stockholders is held in the year 2000, Maryland law and the Fund's By-laws require a director, regardless of Class, who is elected by the Board of Directors to fill a vacancy to stand for election at the next Annual Meeting of Stockholders.

INFORMATION CONCERNING NOMINEE AND DIRECTORS

    The following table sets forth information concerning each of the nominees as a director of the Fund, as well as the other current directors of the Fund. Each of the nominees is now a director of the Fund and has consented to be named in this Proxy Statement and to serve as a director of the Fund if elected.

                                        PRESENT OFFICE WITH THE FUND, IF ANY,
                                                 PRINCIPAL OCCUPATION                                 SHARES
                                              OR EMPLOYMENT DURING PAST                            BENEFICIALLY
                                                    FIVE YEARS AND                                     OWNED        PERCENT
     NAME (AGE) AND ADDRESS                        DIRECTORSHIPS IN                   DIRECTOR       JULY 16,         OF
     OF NOMINEES/DIRECTORS                     PUBLICLY HELD COMPANIES                 SINCE          1999(+)        CLASS
--------------------------------  --------------------------------------------------  --------   -----------------  -------
NOMINEES
*    Masayasu Ohi (51)            Chairman of the Board of the Fund, since 1998;        1998           None          --
     Financial Square             Chairman, since 1998, The Taiwan Equity Fund,
     32 Old Slip, 14th Floor      Inc.; Chairman, since 1998, The Thai Capital Fund,
     New York, NY 10005           Inc.; Chairman and Chief Executive Officer, Daiwa
                                  Securities America Inc., since 1998; Director,
                                  Daiwa Securities Co. Ltd., since 1998; Joint Chief
                                  Executive of Daiwa Europe Limited, from 1997 to
                                  1998; President of Daiwa Europe Limited, London,
                                  from 1994 to 1997.

                                        PRESENT OFFICE WITH THE FUND, IF ANY,
                                                 PRINCIPAL OCCUPATION                                 SHARES
                                              OR EMPLOYMENT DURING PAST                            BENEFICIALLY
                                                    FIVE YEARS AND                                     OWNED        PERCENT
     NAME (AGE) AND ADDRESS                        DIRECTORSHIPS IN                   DIRECTOR       JULY 16,         OF
     OF NOMINEES/DIRECTORS                     PUBLICLY HELD COMPANIES                 SINCE          1999(+)        CLASS
--------------------------------  --------------------------------------------------  --------   -----------------  -------
     Alfred C. Morley (72)        Financial Consultant, since 1991; Senior Director,    1990           5,103         **
     119 Falcon Drive             Old Dominion Capital Management, since 1991;
     Charlottesville, VA 22901    Senior Adviser, since 1990, Financial Analysts
                                  Federation; Senior Adviser, from 1990 to 1998,
                                  Institute of Chartered Financial Analysts;
                                  Director, The Thai Capital Fund, Inc., since 1990.
*    Ronnie Teo Heng              President of the Fund, since 1997; Managing           1997           None          --
     Hock (50)                    Director, DBS Asset Management Ltd., since March
     24 Raffles Place             1999; Executive Director, DBS Asset Management
     #10-00, Clifford Centre      Ltd., from July 1996 to March 1999; General
     Singapore 048621             Manager, DBS Finance Ltd., from June 1994 to June
                                  1996; Director, Finad Services Pte. Ltd., from
                                  1992 to May 1994.
OTHER CURRENT DIRECTORS
---------------------
     David G. Harmer (55)         President, Jetway Systems, a division of FMC          1996           1,000         **
     1805 West - 2550 South       Corporation, since January 1997; Vice President
     Ogden, UT 84401              and Chief Financial Officer, Armco Inc., from
                                  April 1993 to December 1996; Vice President and
                                  Corporate Controller, FMC Corporation, from 1987
                                  to 1993; Director, The Japan Equity Fund, Inc.,
                                  since 1997.

                                        PRESENT OFFICE WITH THE FUND, IF ANY,
                                                 PRINCIPAL OCCUPATION                                 SHARES
                                              OR EMPLOYMENT DURING PAST                            BENEFICIALLY
                                                    FIVE YEARS AND                                     OWNED        PERCENT
     NAME (AGE) AND ADDRESS                        DIRECTORSHIPS IN                   DIRECTOR       JULY 16,         OF
     OF NOMINEES/DIRECTORS                     PUBLICLY HELD COMPANIES                 SINCE          1999(+)        CLASS
--------------------------------  --------------------------------------------------  --------   -----------------  -------
     Oren G. Shaffer (56)         Executive Vice President and Chief Financial          1997           None          --
     30 S. Wacker Drive,          Officer of Ameritech Corporation, since 1994;
     38th Floor                   President and Director of VIRGO CAP INC., from
     Chicago, IL 60606            1992 to 1994; Executive Vice President, Chief
                                  Financial Officer and Director, The Goodyear Tire
                                  and Rubber Company, from 1984 to 1992: Director,
                                  Sunshine Mining since 1992; Director, Hygenic
                                  Corporation since 1993; Director, The Taiwan
                                  Equity Fund, Inc., since 1994.

------------------------
 + The information as to beneficial ownership is based on statements furnished to the Fund by the nominees and directors.

 * Directors and nominees so noted are deemed by the Fund's counsel to be "interested persons" (as defined in the U.S. Investment Company Act of 1940, as amended (the "1940 Act")) of the Fund or of the Fund's investment manager, DBS Asset Management (United States) Pte. Ltd. (the "Investment Manager") or the Fund's investment adviser, Daiwa SB Investments (Singapore) Ltd. (the "Investment Adviser"). Mr. Teo is deemed an interested person because of his affiliation with the Investment Manager, or because he is an officer of the Fund, or both. Mr. Ohi is deemed an interested person because of his affiliation with Daiwa Securities America Inc., an affiliate of the Investment Adviser, or because he is an officer of the Fund, or both.

**  Represented less than 1% of the outstanding shares at July 16, 1999.

    The Fund's Board of Directors held four regular meetings during the fiscal year ended October 31, 1998. Mr. Teo attended fewer than seventy-five percent of the aggregate number of meetings of the Board of Directors.

    The Fund's Board of Directors has an Audit Committee which is responsible for reviewing financial and accounting matters. The current members of the Audit Committee are Messrs. Shaffer, Harmer and Morley. The Audit Committee met twice during the fiscal year ended October 31, 1998. All of the incumbent members of the Committee attended the meetings held during the fiscal year. The Fund has neither a compensation nor a nominating committee.

    Section 16(a) of the U.S. Securities Exchange Act of 1934, as amended, requires the Fund's officers and directors, and persons who own more than ten percent of a registered class of the Fund's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange, Inc. The Fund believes that its officers and directors have complied with all applicable filing requirements.

OFFICERS OF THE FUND

    Mr. Ohi (age 51) has been Chairman of the Board of the Fund since September 1998 (see information provided above).

    Mr. Teo (age 50) has been President of the Fund since September 1997 (see information provided above).

    Daniel F. Barry (age 52) has been Vice President of the Fund since June 1992 and Secretary of the Fund since March 1999, was also Treasurer of the Fund from September 1991 to September 1994 and has been Director and Senior Vice President of Daiwa Securities Trust Company ("DSTC"), the Fund's Administrator and Custodian, since December 1998 and June 1993, respectively. From June 1990 to June 1993, he was Vice President, Mutual Fund Administration of DSTC.

    Sean J. Peters (age 38) has been Treasurer of the Fund since June 1998; Vice President of DSTC since June 1998; Assistant Controller of Reserve Management Corporation from 1994 to 1998; Assistant Vice President of Bankers Trust Company from 1992 to 1994.

    John A. Koopman (age 29) has been Assistant Treasurer of the Fund since June 1998; Assistant Vice President of DSTC since June 1998; Assistant Treasurer of Chase Manhattan Bank NA from 1992 to 1998.

    Judy Runrun Tu (age 34) has been Assistant Secretary of the Fund since March 1999; Assistant Vice President of DSTC since March 1998; Financial Analyst of Canon USA from 1997 to 1998; Marketing Coordinator of TotalTel USA from 1995 to 1997; Assistant Controller of Daniel Caron Ltd. from 1990 to 1995.

    Laurence E. Cranch (age 52) has been Assistant Secretary of the Fund since July 1990; a partner in the law firm of Rogers & Wells LLP since 1980.

TRANSACTIONS WITH AND REMUNERATION OF OFFICERS AND DIRECTORS

    The aggregate fee remuneration for directors not affiliated with the Investment Manager or the Investment Adviser was U.S. $21,250 during the fiscal year ended October 31, 1998. Each such non-affiliated director currently receives fees, paid by the Fund, of U.S. $750 for each directors' meeting attended in person or by telephone, U.S. $600 for each audit committee meeting attended in person or by telephone and an annual fee of U.S. $5,000. The officers and interested directors of the Fund received no compensation from the Fund.

    DSTC, which pays the compensation and certain expenses of the officers of DSTC who serve as officers of the Fund, receives administration and custodian fees.

    Set forth below is a chart showing the aggregate fee compensation paid by the Fund (in U.S. dollars) to each of its directors during the fiscal year ended October 31, 1998, as well as the total fee compensation paid to each director of the Fund by the Fund and by other investment companies advised by the Investment Manager, the Investment Adviser or their respective affiliates (collectively, the "Fund Complex") for their services as directors of such investment companies during their respective fiscal years:

                                             PENSION OR            TOTAL
                                             RETIREMENT      COMPENSATION FROM
                            AGGREGATE     BENEFITS ACCRUED     FUND AND FUND
                           COMPENSATION      AS PART OF       COMPLEX PAID TO
     NAME OF DIRECTOR       FROM FUND      FUND EXPENSES         DIRECTORS
-------------------------  ------------   ----------------   -----------------
Masayasu Ohi+*              $       0           None            $        0
Shuichi Komori+*                    0           None                     0
Ronnie Teo Heng Hock+               0           None                     0
David G Harmer*                 9,200           None                18,400
Alfred C. Morley*               9,200           None                17,658
Oren G. Shaffer*                2,850           None                12,050

------------------------
 + Mr. Ohi and his predecessor, Mr. Komori, who are both affiliated with the Investment Adviser, and Mr. Teo, who is affiliated with the Investment Manager, are considered "interested persons" of the Fund and did not receive any fee compensation from the Fund for their services as directors. Mr. Ohi was elected to the Board of Directors in September 1998 to replace Mr. Komori, who resigned.

 * Also serves or served as a director of other investment companies for which an affiliate of the Investment Adviser serves as investment manager or investment adviser.

     (2)  RATIFICATION OR REJECTION OF SELECTION OF INDEPENDENT ACCOUNTANTS

    At a meeting held on March 4, 1999, the Board of Directors of the Fund, including a majority of the directors who are not "interested persons" of the Fund (as defined in the 1940 Act), selected PricewaterhouseCoopers LLP to act as independent accountants for the Fund for the fiscal year ending October 31, 1999, subject to stockholder approval. The Fund knows of no direct financial interest or material indirect financial interest of that firm in the Fund. One or more representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire. Such representatives are expected to be available to respond to appropriate questions from stockholders.

    This selection of independent accountants is subject to the ratification or rejection of the Fund's stockholders at the meeting. Ratification of the selection of the independent accountants will require the affirmative vote of a majority of the votes cast at the meeting. For this purpose, abstentions and broker non-votes will not be counted as votes cast at the meeting.

                    (3) APPROVAL OF A NEW ADVISORY AGREEMENT

THE ADVISER

    Daiwa SB Investments (Singapore) Ltd. (formerly, Daiwa International Capital Management (Singapore) Limited) (the "Adviser"), acts as the Fund's investment adviser. It is a corporation organized under the laws of the Republic of Singapore on April 15, 1985. The Adviser provides professional asset management services, such as global bond, equity and cash management under clients' guidelines, to institutional investors worldwide including government funds, pension funds, corporation and trust funds. The Adviser is registered under the U.S. Investment Advisers Act of 1940, as amended.

    The Adviser is a direct subsidiary of Daiwa SB Investments, Ltd. (formerly, Daiwa International Capital Management Co., Ltd.) ("DSBI"), which maintains sole ownership of investment advisory subsidiaries in the United States, London, Hong Kong and Singapore to provide investment advisory services to a global clientele. DSBI is a leading investment management organization in Japan, managing net assets of US $29 billion worldwide, as of April 1999. DSBI's clients include European, Asian and North American pension funds, mutual funds and financial institutions.

    The address of the Adviser is 152 Beach Road, #06-01/02 The Gateway East, Singapore 189721. The principal address of Daiwa SB Investments Ltd. is 7-9 Nihoubashi, 2-chome, Chuo-ku, Tokyo 1030027, Japan.

    Certain information regarding the directors and the principal executive officers of the Adviser is set forth below:

                              PRINCIPAL OCCUPATION
                              AND POSITION WITH THE
NAME AND ADDRESS                     ADVISER
-------------------------  ---------------------------
Tadashi Sato*              Managing Director
Cher Hung Jin*             Director and C.I.O.

------------------------
 *  Business Address: 152 Beach Road, #06-01/02 The Gateway East, Singapore
    189721

THE MERGER

    On April 1, 1999, Daiwa International Capital Management Co., Ltd. merged with two investment management subsidiaries of The Sumitomo Bank, Limited (the "Sumitomo Bank"), SB Investment Management Co., Ltd. and SBIM Investment Trust Management Co., Ltd. (the "Merger"). The surviving corporation is named Daiwa SB Investments Ltd. and is the direct parent company of the Adviser owning 100% of its outstanding capital stock.

    As of [July 30], 1999, Sumitomo Bank, Daiwa Securities Group Inc. and TRPH Corporation each held [44.0%], [30.4%] and [10.0%] of the outstanding stock of Daiwa SB Investments Ltd., respectively. TRPH Corporation is a wholly owned subsidiary of T. Rowe Price Associates, Inc. The principal address of Sumitomo Bank is 4-6-5 Kitahama, Chuo-ku, Osaka, Japan 541-0041. The principal address of Daiwa Institute of Research Ltd. is 15-6, Fuyuki, Kohto-ku, Tokyo, Japan 135-8460. The principal address of TRPH Corporation and T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202.

    In connection with the Merger, Sumitomo Bank and Daiwa Securities Group Inc. have become holders of a controlling block of securities (25% or more) in Daiwa SB Investments Ltd. thereby possibly resulting in the assignment of the Investment Advisory Agreement, dated July 23, 1990, between the Fund and the Adviser (the "Original Advisory Agreement") for purposes of Section 15 (a)(4) of the 1940 Act. Pursuant to the requirements of Section 15(a)(4) of the 1940 Act, the Original Advisory Agreement automatically terminates upon its assignment.

    The Adviser does not anticipate any reduction in the quality of services now provided to the investment manager, and the Adviser and does not expect that the Merger will result in any material changes in the business of the Adviser or in the manner in which the Adviser renders services to the Fund. In addition, the Adviser does not anticipate that the Merger or any ancillary transactions will have any adverse effect on its ability to fulfill its obligations under the New Advisory Agreement (as defined below) with the Fund or to operate its business in a manner consistent with past business practice.

THE ADVISORY AGREEMENT

    As a result of the termination of the Original Advisory Agreement, a majority of the Directors of the Fund who are not officers of the Fund or affiliated with the Adviser or the Manager (the "Disinterested Directors"), voting in person, approved a new international investment advisory agreement (the "New Advisory Agreement") between the Fund and the Adviser. The New Advisory Agreement is substantially the same as the Original Advisory Agreement, except for the date of execution and provisions that the Adviser will not be entitled to receive fees for services or reimbursements for expenses unless and until the payment of fees and expenses are approved by the stockholders of the Fund. The holders of a majority of the outstanding voting securities (within the meaning of the 1940 Act) of the Fund are being asked to approve the New Advisory Agreement (See "The New Advisory Agreement" below), including the payment of fees and expenses of the Adviser from April 1, 1999 to the date the New Advisory Agreement is approved by the Fund's stockholders.

    The following is a summary of the original Advisory Agreement and the New Advisory Agreement. The description of the New Advisory Agreement is qualified by reference to Annex A.

THE ORIGINAL ADVISORY AGREEMENT

    The original Investment Advisory Agreement, dated as of July 23, 1990, was last submitted to a vote by the Fund's stockholders at the June 9, 1994 Annual Meeting of Stockholders to approve the continuance of the International Investment Advisory Agreement.

    Under the terms of the Original Advisory Agreement, the Adviser was required to advise the Manager on macro-economic issues as they related to investment decisions involving the Fund's portfolio, to prepare and make available research and statistical data and to provide general and specific advice to the Manager regarding the Fund's investments. The Manager, however, made the ultimate investment decisions. In addition, the Adviser assisted the Fund in the management and book and record keeping requirements under the 1940 Act to the extent that such books and records were not maintained or furnished by the administrator, custodians or other agents of the Fund. The Adviser advised the Fund regarding services provided by the Fund's administrator, custodians, transfer agent or dividend disbursing agent, independent auditors, legal counsel and other persons providing services to the Fund.

    The Adviser or one of its affiliates was responsible for the compensation and expenses of those of the Fund's directors, officers and employees who were directors, officers or employees of the Adviser or any of its affiliated persons, except that the Fund bore travel expenses (or an appropriate fraction thereof) of officers and directors of the Fund who are directors, officers or employees of the Adviser to the extent such expenses related to attendance at meetings of the Fund's Board of Directors or any committee thereof.

    The Original Advisory Agreement provided that the Adviser was not liable for any error of judgment or mistake of law, or for any loss suffered by the Fund in connection with matters to which the Original Advisory Agreement related, except for loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its obligations and duties or by reason of its reckless disregard of its obligations and duties under the Original Advisory Agreement.

    Under the Original Advisory Agreement, the Adviser received a monthly advisory fee, which was payable in Singapore Dollars, at an annual rate equal to 0.40% of the Fund's average weekly net assets up to U.S. $50 million and at an annual rate of 0.34% of the Fund's average weekly net assets in excess of U.S. $50 million. In addition, as permitted by the Original Advisory Agreement, the Fund had the option to reimburse the Adviser for its out-of-pocket expenses related to the Fund. For the year ended October 31, 1998, the Fund paid investment advisory fees and reimbursed expenses to the Adviser totaling U.S. $240,555.

    Daiwa Securities Trust Company ("DSTC"), an affiliate of the Adviser, acts as Custodian and Administrator to the Fund. For its services as Custodian and Administrator, DSTC received from the Fund fees and expenses of U.S. $14,845 and U.S. $150,000, respectively, for the fiscal year ended October 31, 1998. Brokerage commissions of $304,600 were paid by the Fund during the fiscal year ended October 31, 1998, to Daiwa Securities (Singapore), Ltd. an affiliate of the Adviser, in connection with portfolio transactions. DTSC will continue to act as Custodian and Administrator of the Fund after the approval of the New Advisory Agreement by the Fund's stockholders.

    The Original Advisory Agreement had a provision for termination without penalty at any time by the Fund or by the Adviser upon 60 days' written notice.

THE NEW ADVISORY AGREEMENT

    The Board of Directors of the Fund (the "Board"), including the Disinterested Directors, approved the New Advisory Agreement on March 4, 1999 (the form of which is attached as Annex A), and recommended the New Advisory Agreement for approval by the stockholders of the Fund. The New Advisory Agreement is substantially the same as the Original Advisory Agreement. The New Advisory Agreement took effect on April 1, 1999 subject to stockholder approval. The New Advisory Agreement will continue in effect for an initial two-year term and thereafter for successive annual periods as long as such continuance is approved in accordance with the 1940 Act.

    The investment advisory fee as a percentage of net assets payable by the Fund to the Adviser will be the same under the New Advisory Agreement as under the Original Advisory Agreement.

    In evaluating the New Advisory Agreement, the Board took into account that the Fund's Original Advisory Agreement and the New Advisory Agreement, including that their terms relating to the services to be provided thereunder by the Adviser and the fees and expenses payable by the Fund, are identical, except for the date of execution and the provision relating to the payment of fees and expenses as described above.

    The Board also examined the terms of the Merger and the possible effects of the Merger upon the Adviser's organization and upon the ability of the Adviser to provide advisory services to the Fund. The Board also considered the skills and capabilities of the Adviser.

    The Board also weighed the effect on the Fund of the Adviser's becoming an affiliated person of Sumitomo Bank. Following the Merger, the 1940 Act will prohibit or impose certain conditions on the ability of the Fund to engage in certain transactions with Sumitomo Bank and its affiliates.

    After consideration of the above factors and such other factors and information that the Board deemed relevant, the Directors, and the Disinterested Directors voting separately, unanimously approved the New Advisory Agreement and voted to recommend its approval to the stockholders of the Fund.

    In the event that stockholders of the Fund do not approve the New Advisory Agreement, the Board will take such action as it deems in the best interest of the Fund and its stockholders, which may include proposing that stockholders approve an agreement in lieu of the New Advisory Agreement.

STOCKHOLDER APPROVAL

    To become effective, the New Advisory Agreement must be approved by vote of a majority of the outstanding voting securities of the Fund. The "vote of a majority of the outstanding voting securities" is defined under the 1940 Act as the lesser of the vote of (i) 67% or more of the shares of the Fund entitled to vote thereon present at the Meeting if the holders of more than 50% of such outstanding shares of the Fund are present in person or represented by proxy, or
(ii) more than 50% of such outstanding shares of the Fund entitled to vote thereon. The New Advisory Agreement was approved by the Board after consideration of all factors which they determined to be relevant to their deliberations, including those discussed above. The Board also determined to submit the New Advisory Agreement for consideration by the stockholders of the Fund.

    THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE NEW ADVISORY AGREEMENT INCLUDING THE PAYMENT OF FEES AND EXPENSES OF THE ADVISER FROM APRIL 1, 1999 TO THE DATE THE NEW ADVISORY AGREEMENT IS APPROVED BY THE FUND'S STOCKHOLDERS.

MISCELLANEOUS

    Proxies will be solicited by mail and may be solicited in person or by telephone or telegraph by officers of the Fund or personnel of DSTC. The Fund has retained Corporate Investor Communications, Inc. to assist in the proxy
solicitation. The fee for such services is estimated at U.S. [$     ], plus
reimbursement of expenses. The expenses connected with the solicitation of these proxies and with any further proxies which may be solicited by the Fund's officers or agents in person, by telephone or by telegraph will be borne by the Fund. The Fund will reimburse banks, brokers, and other persons holding the Fund's shares registered in their names or in the names of their nominees for their expenses incurred in sending proxy material to and obtaining proxies from the beneficial owners of such shares.

    It is important that you promptly submit your vote as a stockholder of the Fund. In the event that sufficient votes in favor of any proposal set forth in the Notice of this meeting are not received by September 16, 1999, the persons named as attorneys in the enclosed proxy may propose one or more adjournments of the meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the shares present in person or by proxy at the session of the meeting to be adjourned. The persons named as attorneys in the enclosed proxy will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the proposal for which further solicitation of proxies is to be made. They will vote against any such adjournment those proxies required to be voted against such proposal. The costs of any such additional solicitation and of any adjourned session will be borne by the Fund.

STOCKHOLDER PROPOSALS

    Any proposal by a stockholder of the Fund intended to be included in the proxy materials for the year 2000 meeting of stockholders of the Fund must be received by the Fund, c/o Daiwa Securities Trust Company, One Evertrust Plaza, 9th Floor, Jersey City, New Jersey 07302, not later than December 10, 1999.

    The Fund's By-laws require that any proposal by a stockholder of the Fund intended to be presented at a meeting of stockholders must be received by the Fund, c/o Daiwa Securities Trust Company, One Evertrust Plaza, 9th Floor, Jersey City, New Jersey 07302, not earlier than 90 days prior and not later than 60 days prior to such meeting of stockholders.

                                          By order of the Board of Directors,

                                          Daniel F. Barry
                                          SECRETARY

One Evertrust Plaza
Jersey City, New Jersey 07302
August [  ], 1999

                                                                         ANNEX A

                         INVESTMENT ADVISORY AGREEMENT

    AGREEMENT made as of April 1st, 1999, by and between THE SINGAPORE FUND, INC., a Maryland corporation (the "Fund"), and DAIWA SB INVESTMENTS (SINGAPORE) LTD., a corporation organized under the laws of the Republic of Singapore (the "Adviser").

    WHEREAS, the Fund is a closed-end, non-diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), shares of the common stock of which are registered under the Securities Act of 1933, as amended; and

    WHEREAS, the Fund's investment objective is long-term capital appreciation which it seeks through investment primarily in Singapore equity securities; and

    WHEREAS, DBS Asset Management (United States) Pte. Ltd., a corporation organized under the laws of the Republic of Singapore (the "Manager"), will render investment advisory and management services to the Fund pursuant to the Investment Management Agreement, dated July 23rd, 1990 (the "Management Agreement"); and

    WHEREAS, the Fund desires to retain the Adviser to render investment advisory services to the Manager with respect to the Fund, and the Adviser is willing to render such services.

    NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

    1. APPOINTMENT OF INVESTMENT ADVISER: (a) The Fund hereby employs the Adviser for the period and on the terms and conditions set forth herein, subject at all items to the supervision of the Board of Directors of the Fund, to:

        (i) Furnish the Manager with factual information, research reports and investment recommendations on macro-economic issues as they relate to the Fund's portfolio. The foregoing information shall include written and oral reports and analyses and statistical information on market trends and reports and advice concerning specific industries, companies and securities, including advice as to securities to be purchased or sold by the Fund;

        (ii) Assist the Fund in the management and conduct of its business. In this connection, the Adviser agrees to (A) maintain or cause to be maintained or the Fund all books and records required under the 1940 Act to the extent that such books and records are not maintained or furnished by the administrator, custodians or other agents of the Fund, (B) provide to the Fund's administrator, on a timely basis, such information as may be necessary or appropriate for the performance by the administrator of its duties, and (C) provide such other administrative services relating to the operation of the Fund, as the Fund may reasonably request;

       (iii) Advise the Fund as to the extent to which the Fund's assets should be invested and when such investments should be made and advise the Fund as to the extent to which distributions should be made and when such distributions should be made;

       (iv) Advise the Fund regarding services provided by the Fund's administrator, custodians, registrar, transfer agent and dividend disbursing agent, any administrator for its dividend and cash reinvestment plan, independent auditors, legal counsel and other persons providing services to the Fund; and

        (v) Arrange, if desired by the Fund, for officers or employees of the Adviser to serve, without compensation from the Fund, as directors, officers or agents of the Fund if duly elected or appointed to such positions and subject to their individual consent and to any limitations imposed by law.

    (b) The Adviser accepts such employment and agrees during the term of this Agreement to render such services and to assume the obligations herein set forth for the compensation herein provided. The Adviser shall for all purposes herein provided be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

    2. COMPENSATION. For the services described in Section 1, the Fund will pay to the Adviser at the end of each calendar month, an investment advisory fee computed at an annual rate of 0.40% of the Fund's average weekly net assets up to U.S. $50,000,000 and at an annual rate of .34% of the Fund's average weekly net assets in excess of U.S. $50,000,000. The investment advisory fee shall be payable in Singapore Dollars. Notwithstanding anything to the contrary in this
Section 2, the Adviser shall not be entitled to receive fees for services provided pursuant to this Agreement for the period from the date of this Agreement to the date on which this Agreement is approved by the stockholders of the Fund unless and until the payment of fees and expenses under this Agreement are approved by the stockholders of the Fund.

    3. ADVISER'S REPRESENTATIONS AND WARRANTIES. The Adviser represents and warrant that it is duly registered and authorized as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended, and that it will use all reasonable efforts to maintain effective its registration and authorization until the termination of this Agreement.

    4. NON-EXCLUSIVITY OF SERVICES. The services of the Adviser to the Fund under this Agreement are not to be deemed exclusive, and the Adviser shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby.

    5.  ALLOCATION OF CHARGES AND EXPENSES.

    (a) The Adviser shall assume and pay for maintaining its staff and personnel, and shall at its staff and personnel, and shall at its own expense provide the equipment, office space and facilities, necessary to perform its obligations under this Agreement, and shall pay all reasonable compensation, fees and expenses of all officers and directors of the Fund who are affiliated persons of the Adviser or its affiliates, except travel expenses or an appropriate fraction thereof to the extent such expenses relate to attendance at meetings of the Fund's Board of Directors or any committee thereof, which shall be borne by the Fund. Notwithstanding anything to the contrary in this Section 4(a), the Adviser shall not be entitled to receive reimbursement for its expenses from the Fund pursuant to this Agreement for the period from the date of this Agreement to the date on which this Agreement is approved by the stockholders of the Fund unless and until the payment of fees and expenses under this Agreement are approved by the stockholders of the Fund.

    (b) In addition to the fee of the Adviser and the travel expenses referred to in Section 5(a) above, the Fund shall assume and pay all other charges and expenses of its operations, including compensation of the directors of the Fund (other than those affiliated with the Manager or the Adviser), the charges and expenses of independent auditors, any custodian of its securities and other property, any administrator of its business affairs, any investment adviser or manager, its legal counsel, any transfer or dividend disbursing agent and any registrar of the Fund, costs of acquiring and disposing of portfolio securities, interest, if any, on obligations incurred by the Fund, cost of share certificates and of reports, membership dues in the Investment Company Institute or any similar organization, reports and notices to shareholders, other like miscellaneous expenses and all taxes and fees payable to federal, state or other governmental agencies on account of the registration of securities issued by the Fund, filing of corporate documents or otherwise. The Fund shall not pay or incur any obligation for any expenses for which the Fund intends to seek reimbursement from the Adviser without first obtaining the written approval of the Adviser.

    6. POTENTIAL CONFLICTS OF INTEREST. Subject to applicable statutes and regulations, it is understood that directors, officers or agents of the Fund are or may be interested in the Adviser of its affiliates as officers, directors, agents, shareholders or otherwise, and that the officers, directors, shareholders and agents of the Adviser or its affiliates may be interested in the Fund as directors, officers, agents or otherwise.

    7.  STANDARD OF CARE: INDEMNIFICATION.

    (a) The Adviser will exercise its best judgment in rendering the services to be provided by it hereunder. The Adviser shall not be liable for any error of judgment or of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its obligations and duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

    (b) The Fund agrees to indemnify and hold harmless the Adviser, its officers, directors, employees, agents, shareholders, or other affiliates (each an "Indemnified Party"), for any losses, costs and expenses incurred or suffered by any Indemnified Party arising from any action, proceeding or claims which may be brought against such Indemnified Party in connection with the performance or non-performance in good faith of its functions under this Agreement, except losses, costs and expenses resulting from willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party's duties or from reckless disregard on the part of such Indemnified Party of such Indemnified Party's obligations and duties under this Agreement.

    8. DURATION AND TERMINATION. This Agreement shall become effective on the date hereof and shall remain in full force for a period of two years from the date hereof, unless sooner terminated as hereinafter provided. This Agreement shall continue in force from year to year thereafter, but only as long as such continuance is specifically approved at least annually in the manner required by the 1940 Act and the rules and regulations thereunder; provided, however, that if the continuation of this Agreement is not approved, the Adviser may continue to serve in such capacity in the manner and to the extent permitted by the 1940 Act and the rules and regulations thereunder, until a successor is found.

    This Agreement shall automatically terminate in the event of its assignment and may be terminated at any time without the payment of any penalty by the Fund or by the Adviser on sixty (60) days' written notice to the other party. The Fund may effect termination by action of the Board of Directors or by vote of the holders of a majority of the outstanding voting securities of the Fund.

    This Agreement may be terminated at any time without the payment of any penalty by the Board of Directors or by vote of the holders of a majority of the outstanding voting securities of the Fund in the event that it shall have been established by a court of competent jurisdiction that the Adviser or any officer or director of the Adviser has taken any action which results in a breach of the covenants of the Adviser set forth herein.

    The terms "assignment" and "vote of the holders of a majority of the outstanding voting securities" shall have the meanings set forth in the 1940 Act and the rules and regulations thereunder.

    Termination of this Agreement shall not affect the right of the Adviser to receive payments on any unpaid balance of the compensation described in Section 2 earned prior to such termination. Termination of this Agreement shall not affect the right of the Adviser to receive payments on any unpaid balance of the compensation described in Section 2 earned prior to such termination.

    9. SURVIVAL. If any provision of this Agreement is determined by a court of competent jurisdiction to be so broad as to be unenforceable, such provision shall be automatically reformed and construed so as to be valid, operative and enforceable to the maximum extent permitted by law or equity while most nearly preserving its original intent. The invalidity of all or any part of this Agreement shall not render invalid the remainder of this Agreement.

    10. NOTICES. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

    11.  GOVERNING LAW.

    (a) This Agreement shall be construed in accordance with applicable federal law and the laws of the State of New York.

    (b) The Adviser hereby irrevocably submits to the jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New York located in the city and county of New York, and any Appellate Court from any thereof, in any action, suit or proceeding brought against it and related to or in connection with this agreement or the transactions contemplated hereunder or for recognition or enforcement of any judgment and the Adviser hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard or determined in such New York State Court, or to the extent permitted by law, in such Federal Court. The Adviser agrees that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent permitted by applicable law, the Adviser hereby waives and agrees not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this agreement or the subject matter hereof may not be litigated in or by such courts.

    12.  MISCELLANEOUS.

        (a) The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

        (b) Terms not defined herein shall have the meanings set forth in the Prospectus.

        (c) This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        (d) This Agreement may be amended, changed, modified or altered only by a written agreement signed by the parties hereto.

    IN WITNESS WHEREOF, the Fund and the Adviser have caused this Agreement to be executed as of the day and year first above written.

                                              THE SINGAPORE FUND, INC.

                                              By:
                                                         --------------------------------------
                                              Name:
                                              Title:

                                              DAIWA SB INVESTMENTS (SINGAPORE) LTD.

                                              By:
                                                         --------------------------------------
                                              Name:
                                              Title:

                                                                SKU# SGFCM-PS-98

                           THE SINGAPORE FUND, INC.

     c/o Daiwa Securities Trust Company, One Evertrust Plaza, Jersey City,
                                New Jersey 07302

          Proxy Solicited on Behalf of the Board of Directors for the
                       Annual Meeting of Stockholders on
                               September 16, 1999

The undersigned stockholder of The Singapore Fund, Inc. (the "Fund") hereby appoints Daniel F. Barry, Sean J. Peters, John A. Koopman and Judy Runrun Tu, or any of them, proxies of the undersigned, with full power of substitution, to vote and act for and in the name and stead of the undersigned at the Annual Meeting of Stockholders of the Fund to be held at the offices of Daiwa Securities America, Inc., Financial Square, 32 Old Slip, 14th Floor, New York, New York 10005, on September 16, 1999 at 9:30 a.m., New York time, and at any and all adjournments thereof, according to the number of votes the undersigned would be entitled to cast if personally present.

The shares represented by this proxy will be voted in accordance with the instructions given by the undersigned stockholder, but if no instructions are given, this proxy will be voted in favor of proposals 1 through 4 as set forth in this proxy. In addition, this proxy will be voted, in the discretion of such proxies, upon such other business as may properly come before the meeting or any adjournments thereof. The undersigned hereby revokes any and all proxies heretofore given by the undersigned with respect to such shares. The undersigned acknowledges receipt of the Proxy Statement dated August __, 1999.

-------------------------------------------------------------------------------
PLEASE VOTE, DATE AND SIGN ON REVERSE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Please sign exactly as your name(s) appear(s) on the books of the Fund. Joint owners should each sign. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should indicate his or her title.
-------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                       DO YOU HAVE ANY COMMENTS?

--------------------------------------          -------------------------------

--------------------------------------          -------------------------------

--------------------------------------          -------------------------------

/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE

----------------------------------------------------------------       The Board of Directors recommends a vote FOR Proposals
               THE SINGAPORE FUND, INC.                                                     1 through 4 below.
----------------------------------------------------------------
                                                                  1. Election of two Class II directors   For All    With   For All
                                                                     to serve for a term expiring on      Nominees  -hold   Except
                                                                     the date on which the Annual
                                                                     Meeting of Stockholders is held        / /      / /      / /
                                                                     in the year 2002, and the
                                                                     election of One Class III
                                                                     director to serve for a term
                                                                     expiring on the date on which the
                                                                     Annual Meeting of Stockholders is
                                                                     held in 2000.

                                                                       CLASS II: Alfred C. Morley, Ronnie Teo Heng Hock
                                                                                       CLASS III: Masayasu Ohi

                                                                  NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name of the nominee in the list above.
CONTROL NUMBER:

                                                                                                            For   Against  Abstain
                                                                  2. The ratification of the selection      / /    / /      / /
                                                                     of PricewaterhouseCoopers LLP as
                                                                     independent accountants of the
                                                                     Fund for its fiscal year ending
                                                                     December 31, 1999.


                                                                  4. The approval of the new Investment     / /    / /      / /
                                                                     Advisory Agreement between the Fund
                                                                     and Daiwa SB Investments
                                                                     (Singapore) Limited ("DSBI
                                                                     Singapore"), including the payment
                                                                     of fees and expenses of DSBI
                                                                     Singapore from April 1, 1999 to
                                                                     the date the new Investment
                                                                     Advisory Agreement is approved by
                                                                     the Fund's stockholders.



                                              ------------------
Please be sure to sign and date this Proxy.   Date
----------------------------------------------------------------
                                                                  Mark box at right if an address change or comment has been noted
                                                                  on the reverse side of this card.

-----Stockholder sign here-----------------Co-owner sign here---  RECORD DATE SHARES:

-----------------------------------------------------------------------------------------------------------------------------------